UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2015
Materion Corporation
____________________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
____________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 4, 2015, the Board of Directors of Materion Corporation (the "Company") approved amendments to the Materion Corporation Executive Deferred Compensation Plan II (the "Plan") to be effective May 1, 2015, which are described below.

•	The name of the Plan is changed to the Materion Corporation Restoration & Deferred Compensation Plan.

•
The compensation which may be deferred under the Plan has been modified. Deferrals under new elections will no longer be limited to amounts which exceed the limitation under Section 401(a)(17) of the Internal Revenue Code (the "Code"). However, deferral of base salary will be limited to 50%, and deferral of bonus will be limited to cash amounts payable pursuant to the Company's Management Incentive Plan.

•
Participation in the Plan continues to be limited to employees selected by the Compensation Committee of the Board of Directors (the "Compensation Committee") from a select group of management or highly compensated employees. The Compensation Committee has established eligibility requirements effective May 1, 2015, that permit participation by each employee who is eligible for the Materion Corporation and Subsidiaries Management Incentive Plan and has current base salary plus a total target Management Incentive Plan opportunity in excess of the limitation set forth in Section 401(a)(17) of the Code. The Compensation Committee may at any time, in its sole discretion, change the eligibility criteria for employees, or determine that one or more participants will cease to be an eligible employee.

•
New Restoration Deferred Compensation provisions will be effective for all of 2015, applicable to each participant other than a Materion Executive Council member who is a participant in the Materion Supplemental Retirement Benefit Plan.

•
The Restoration Deferred Compensation feature provides benefits that cannot be provided under the Company's tax-qualified Materion Corporation Retirement Savings Plan (the "Savings Plan") because of compensation and benefit limitations applicable to the qualified defined contribution plans under the Code. Retirement Deferred Compensation benefits are calculated using the same methodology utilized for the Company's Savings Plan, but taking into account elective deferrals of compensation and excluding from consideration long-term incentive compensation.

•	Prior provisions of the Plan designed to provide the equivalent of a match under the Savings Plan will no longer be applicable.

•
New provisions will permit election by participants of compensation deferrals to be distributed at a specified date prior to termination of employment, as permitted from time to time by the Company's Administrative Committee.

•
New provisions will permit distribution in situations of unforeseeable financial emergency and disability, as permitted by Section 409A of the Code, as well as other accelerations permitted by regulatory guidance under Section 409A.

Item 5.02(e) Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02(e) by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1	Materion Corporation Restoration & Deferred Compensation Plan, effective as of May 1, 2015.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

Date: March 9, 2015	By:	/s/ Michael C. Hasychak
Michael C. Hasychak
Vice President, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Materion Corporation Restoration & Deferred Compensation Plan, effective as of May 1, 2015.